UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________________________
FORM 8-K
______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2013

Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On May 23, 2013, Shiloh Industries, Inc. (the "Company") issued a press release announcing its operating results for the second quarter of its fiscal year ending October 31, 2013. A copy of the press release is attached as Exhibit 99.1 to this Report.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof. The information in this report, including the exhibit hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

SHILOH INDUSTRIES REPORTS SECOND QUARTER 2013 RESULTS

(a) Financial Statements:
None
(b) Pro forma financial information:
None
(c) Shell company transactions:
None
(d) Exhibits
99.1    Press Release of Shiloh Industries, Inc. dated May 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHILOH INDUSTRIES, INC.
Date:	May 23, 2013	By:	/s/ Thomas M. Dugan Name: Thomas M. Dugan Title: Vice President of Finance and Treasurer

Exhibit Index

Exhibit No.                        Description

99.1            Press Release of Shiloh Industries, Inc. dated May 23, 2013

For Immediate Release                        CONTACT:
Thomas M. Dugan
Vice President of Finance and Treasurer
Shiloh Industries, Inc.
(330) 558-2600

SHILOH INDUSTRIES REPORTS SECOND QUARTER 2013 RESULTS

VALLEY CITY, Ohio, May 23, 2013 -- Shiloh Industries, Inc. (Nasdaq: SHLO) today reported financial results for the second quarter of its fiscal year ending Oct. 31, 2013.

Second Quarter Highlights:

•	Sales revenue for the quarter ended April 30, 2013 increased to $182.1 million, a 12 percent improvement from the second quarter a year earlier.

•	Gross profit for the quarter improved 24 percent from the second quarter a year earlier and was $20.4 million, or 11.2 percent of sales revenue.

•	Operating income for the quarter improved 17.4 percent to $11.5 million, from the second quarter a year earlier.

•	Net income per share diluted improved 23 percent to $0.43 for the quarter, compared to net income of $0.35 per share diluted from the second quarter a year earlier.
Second Quarter 2013 Results:

The company reported sales revenue of $182.1 million for the second quarter of fiscal year 2013, an increase of 11.9 percent over the $162.8 million in the same quarter of the previous year. Increased revenues are reflective of a 3.2 percent improvement in North American car and light truck industry production volume compared to the second quarter of 2012, new product launches and revenues from acquisitions.

Gross profit for the second quarter improved 23.9 percent to $20.4 million, or 11.2 percent of sales revenue, compared to $16.5 million or 10.1 percent of sales revenue for the second quarter of 2012. Improved productivity, increased sales volume and reductions in fixed manufacturing expenses contributed to the increase.

For the second quarter of fiscal 2013, operating income improved 17.4 percent to $11.5 million, compared to $9.8 million in the second quarter of the previous year.

The company reported net income for the second quarter of fiscal year 2013 of $7.2 million or $0.43 per share diluted, an improvement of 22.8% compared to the second quarter of 2012 net income of $5.9 million or $0.35 per share diluted.

-more-

Page 2/Shiloh 2Q

First Six Months 2013 Results:

Operating income for the first six months of fiscal 2013 improved 21.4 percent to $15.6 million, compared to $12.9 million for the first six months of the previous year. Net income for the first six months of fiscal 2013 was $9.8 million or $0.58 per share diluted, an improvement of 31.4 percent over the prior year's net income of $7.5 million, or $0.44 per share diluted. The improvement reflects the increase in sales volume of $32.3 million, or 11.0 percent, to sales for the first six months of fiscal 2013 of $327.5 million and the improvement in gross margin of 23.1 percent driven primarily by productivity improvements, the successful integration of acquisitions and smooth product launches.

"Shiloh's profitability continues to improve not only as revenues increase from higher North American vehicle production levels and new sales growth, but also as a result of our focus on continued productivity improvements,” said Ramzi Hermiz, president and chief executive officer. “As we progress through the remainder of fiscal 2013, we are strategically aligned to take advantage of the improved industry trends and vehicle demand in North America. Our focus will remain true to our key tenets of leading with technology and innovation, achieving sustainable global profitable growth and acting with a sense of purpose and speed as we continue to evaluate opportunities for growth."

Headquartered in Valley City, Ohio, Shiloh Industries provides lightweighting and noise and vibration solutions to automotive, commercial vehicle and other industrial markets through its imaginative thinking and advanced capabilities. Shiloh delivers these solutions through design engineering and manufacturing of high-pressure die castings, first operation precision blanks, engineered welded blanks, complex stampings, modular assemblies and its patented AcroStik™ acoustic laminate metal solution. The company has 16 wholly owned subsidiaries at locations in Alabama, Ohio, Georgia, Michigan, Tennessee, Kentucky, Wisconsin and Mexico, and has approximately 1,750 employees.

A conference call to discuss second quarter of fiscal 2013 results will be held on Thursday, May 23, 2013, at 11:00 a.m. EDT. To listen to the conference call, dial (888) 438-5519 approximately five minutes prior to the start time and request the Shiloh Industries second quarter conference call.

###

Certain statements made by Shiloh Industries, Inc. in this release and other periodic oral and written statements, including filings with the Securities and Exchange Commission, regarding the Company's operating performance, events or developments that the Company believes or expects to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales, earnings expectations, cost savings, awarded sales, volume growth, earnings or general belief in the Company's expectations of future operating results are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are made on the basis of management's assumptions and expectations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include the ability of the Company to accomplish its strategic objectives with respect to implementing its sustainable business model; the ability to obtain future sales; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities; costs related to legal and administrative matters; the Company's ability to realize cost savings expected to offset price concessions; the Company's ability to successfully integrate acquired business; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel and utility costs; work stoppages and strikes at the Company's facilities and that of the Company's customers or suppliers; the Company's dependence on the automotive and heavy truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending, which is subject to the impact of domestic and international economic conditions, including increased energy costs affecting car and light truck production, and regulations and policies regarding international trade; financial and business downturns of the Company's customers or vendors, including any production cutbacks or bankruptcies; increases in the price of, or limitations on the availability of, steel, the Company's primary raw material, or decreases in the price of scrap steel; the successful launch and consumer acceptance of new vehicles for which the Company supplies parts; the occurrence of any event or condition that may be deemed a material adverse effect under the Credit Agreement or a decrease in customer demand which could cause a covenant default under the Credit Agreement; pension plan funding requirements; and other factors, uncertainties, challenges and risks detailed in the Company's other public filings with the Securities and Exchange Commission. Any or all of these risks and uncertainties could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements reflect management's analysis only as of the date of this release.
The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. In addition to the disclosures contained herein, readers should carefully review risks and uncertainties contained in other documents the Company files from time to time with the Securities and Exchange Commission.

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)

	April 30, 2013	October 31, 2012
	(Unaudited)
ASSETS
Cash and cash equivalents	$143	$174
Accounts receivable, net of allowance for doubtful accounts of $364 and $482 at April 30, 2013 and October 31, 2012, respectively	101,719	77,556
Related-party accounts receivable	3,581	536
Income tax receivable	—	1,201
Inventories, net	42,612	44,687
Deferred income taxes	2,205	2,153
Prepaid expenses	3,011	1,532
Total current assets	153,271	127,839
Property, plant and equipment, net	155,634	117,101
Goodwill	9,137	—
Intangible assets, net	11,104	—
Deferred income taxes	3,273	3,294
Other assets	1,067	868
Total assets	$333,486	$249,102
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$—	$447
Accounts payable	72,036	63,633
Other accrued expenses	25,717	21,395
Total current liabilities	97,753	85,475
Long-term debt	88,700	21,150
Long-term benefit liabilities	31,190	32,819
Other liabilities	2,217	2,255
Total liabilities	219,860	141,699
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 per share; 5,000,000 shares authorized; no shares issued and outstanding at April 30, 2013 and October 31, 2012, respectively	—	—
Common stock, par value $.01 per share; 25,000,000 shares authorized; 17,001,679 and 16,983,012 shares issued and outstanding at April 30, 2013 and October 31, 2012, respectively	170	169
Paid-in capital	65,756	65,120
Retained earnings	79,011	73,425
Accumulated other comprehensive loss: Pension related liability, net	(31,311)	(31,311)
Total stockholders’ equity	113,626	107,403
Total liabilities and stockholders’ equity	$333,486	$249,102

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2013	2012	2013	2012
Revenues	$182,146	$162,831	$327,529	$295,202
Cost of sales	161,759	146,374	295,380	269,083
Gross profit	20,387	16,457	32,149	26,119
Selling, general and administrative expenses	8,879	7,209	16,516	13,857
Asset recovery	—	(558)	(7)	(623)
Operating income	11,508	9,806	15,640	12,885
Interest expense	564	525	994	811
Interest income	13	—	19	—
Other income (expense), net	(22)	(25)	(46)	22
Income before income taxes	10,935	9,256	14,619	12,096
Provision for income taxes	3,686	3,351	4,787	4,612
Net income	$7,249	$5,905	$9,832	$7,484
Earnings per share:
Basic earnings per share	$0.43	$0.35	$0.58	$0.45
Basic weighted average number of common shares	16,998	16,844	16,993	16,804
Diluted earnings per share	$0.43	$0.35	$0.58	$0.44
Diluted weighted average number of common shares	17,043	16,903	17,041	16,883

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE INCOME
(Dollar amounts in thousands)
(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2013	2012	2013	2012
Net income	$7,249	$5,905	$9,832	$7,484
Other comprehensive income, net of tax:
Defined benefit pension plans & other postretirement benefits	—	—	—	—
Comprehensive income, net	$7,249	$5,905	$9,832	$7,484

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)
(Unaudited)

	Six Months Ended April 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,832	$7,484
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,392	9,802
Asset recovery	(7)	(623)
Amortization of deferred financing costs	150	163
Deferred income taxes	36	(11)
Stock-based compensation expense	374	413
Gain on sale of assets	—	(98)
Changes in operating assets and liabilities:
Accounts receivable	(18,029)	(18,412)
Inventories	5,945	(7,969)
Prepaids and other assets	479	648
Payables and other liabilities	920	9,642
Accrued income taxes	3,300	2,907
Net cash provided by operating activities	12,392	3,946
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(12,449)	(5,749)
Acquisitions, net of cash acquired	(63,066)	—
Proceeds from sale of assets	7	847
Net cash used in investing activities	(75,508)	(4,902)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of dividends	(4,226)	(8,422)
Proceeds from long-term borrowings	81,750	17,900
Repayments of long-term borrowings	(14,200)	(8,700)
Payment of deferred financing costs	(349)	(40)
Proceeds from exercise of stock options	110	268
Net cash provided by in financing activities	63,085	1,006
Net increase (decrease) in cash and cash equivalents	(31)	50
Cash and cash equivalents at beginning of period	174	20
Cash and cash equivalents at end of period	$143	$70
Supplemental Cash Flow Information:
Cash paid for interest	$789	$605
Cash paid for income taxes	$1,341	$1,616